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                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                                JOHN G. NODDINGS,
                               THOMAS C. NODDINGS,
                                EDNA F. NODDINGS,

                           NODDINGS & ASSOCIATES, INC.
                        NODDINGS INVESTMENT GROUP, INC.,

                                CONNING & COMPANY

                                       AND


                        CONNING ASSET MANAGEMENT COMPANY




                          DATED AS OF DECEMBER 16, 1998




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



                                TABLE OF CONTENTS

Section 1.A.      Definitions...........................................1

ARTICLE I -- THE ASSET PURCHASE........................................13
         Section 1.1.      General.....................................13
         Section 1.2.      Closing Date................................13
         Section 1.3.      Closing Deliveries..........................13
         Section 1.4.      Post-Closing Asset Changes..................13
         Section 1.5.      Post-Closing Adjustment.....................14
         Section 1.6.      Allocation of Purchase Price................15
         Section 1.7.      Contingent Consideration....................16

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY AND THE SHAREHOLDERS..............................20
         Section 2.1.      Organization and Related Matters............20
         Section 2.2.      Authority; No Violation.....................20
         Section 2.3.      Acknowledgment and Approvals................21
         Section 2.4.      Ownership...................................21
         Section 2.5.      Regulatory Documents........................22
         Section 2.6.      Financial Statements........................23
         Section 2.7.      Ineligible Persons..........................23
         Section 2.8.      Contracts...................................24
         Section 2.9.      Funds.......................................24
         Section 2.10.     Investment Advisory Agreements..............25
         Section 2.11.     No Other Broker.............................26
         Section 2.12.     Legal Proceedings...........................26
         Section 2.13.     Compliance with Applicable Law..............26
         Section 2.14.     Insurance...................................27
         Section 2.15.     Labor and Employment Matters................27
         Section 2.16.     Employee Benefit Plans; ERISA...............27
         Section 2.17.     Technology and Intellectual Property........29
         Section 2.18.     No Adverse Change...........................30
         Section 2.19.     Real Property...............................30
         Section 2.20.     Filing Documents............................30
         Section 2.21.     Customer and Distributor Relationships......30
         Section 2.22.     Disclosure..................................31
         Section 2.23.     Year 2000 Plan and Inventories..............31

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE BUYERS............31
         Section 3.1.      Organization and Related Matters............31
         Section 3.2.      Authority; No Violation.....................32
         Section 3.3.      Acknowledgments and Approvals...............32
         Section 3.4.      Ineligible Persons..........................32
         Section 3.5.      No Other Broker.............................33
         Section 3.6.      Filing Documents............................33

ARTICLE IV -- COVENANTS................................................33
         Section 4.1.      Conduct of Business by the Company..........33
         Section 4.2.      Investment Management Agreements............36
         Section 4.3.      Investment Advisory Agreement
                           Acknowledgments.............................36
         Section 4.4.      Maintenance of Records......................36
         Section 4.5.      Further Agreements..........................37
         Section 4.6.      Further Assurances..........................37
         Section 4.7.      Efforts of Parties to Close.................37
         Section 4.8.      Confidentiality and Announcements...........37
         Section 4.9.      Access; Certain Communications..............38
         Section 4.10.     Regulatory Matters; Third Party Consents....38
         Section 4.11.     Notification of Certain Matters.............39
         Section 4.12.     Expenses....................................40
         Section 4.13.     Third Party Proposals.......................40
         Section 4.14.     Voting of Shares............................41
         Section 4.15.     Updating Financial Statements...............41

ARTICLE V -- CONDITIONS TO CONSUMMATION
         OF SHARE PURCHASE.............................................41
         Section 5.1.      Conditions to Buyer's Obligations...........41
         Section 5.2.      Conditions to the Company's and the
                           Shareholders' Obligations...................43
         Section 5.3.      Mutual Conditions...........................44

ARTICLE VI -- INDEMNIFICATION..........................................44
         Section 6.1.      Survival of Representations,
                           Warranties and Covenants....................44
         Section 6.2.      Obligations of the Company
                           and the Shareholders........................45
         Section 6.3.      Obligations of Buyer........................45
         Section 6.4.      Procedure...................................45
         Section 6.5.      Survival of Indemnity.......................47
         Section 6.6.      Minimum Losses..............................48
         Section 6.7.      Maximum Indemnification.....................48
         Section 6.8.      Setoff Against Holdback Amount
                           and Contingent Consideration................48
         Section 6.9.      Exclusive Remedy............................48

ARTICLE VII -- TERMINATION.............................................49
         Section 7.1.      Termination.................................49
         Section 7.2.      Survival After Termination..................49

ARTICLE VIII -- TAX MATTERS............................................50
         Section 8.1.      Tax Representations.........................50

ARTICLE IX -- MISCELLANEOUS............................................51
         Section 9.1.      Amendments; Waiver..........................51
         Section 9.2.      Entire Agreement............................51
         Section 9.3.      Interpretation..............................51
         Section 9.4.      Severability................................52
         Section 9.5.      Notices.....................................52
         Section 9.6.      Binding Effect; Persons
                           Benefiting; No Assignment...................53
         Section 9.7.      Counterparts................................53
         Section 9.8.      Governing Law...............................53
         Section 9.9.      Arbitration.................................53
         Section 9.10.     Specific Performance........................54
         Section 9.11.     WAIVER OF JURY TRIAL
                           AND PUNITIVE DAMAGES........................54
         Section 9.12.     Guaranty....................................54

LIST OF SCHEDULES

Schedule 1.A(2)      Knowledge of Company
Schedule 1.A(3)      Knowledge of
Schedule 1.3         Amount of consideration per Shareholder
Schedule 2.2(b)      No Conflicts
Schedule 2.3         Approvals
Schedule 2.4         Stock Ownership
Schedule 2.5(a)      Regulatory Documents
Schedule 2.6         Financial Statements
Schedule 2.8         Contracts
Schedule 2.9(a)      Funds
Schedule 2.9(f)      Performance of each Investment Advisory Account
Schedule 2.11        Brokers, Finders
Schedule 2.12        Legal Proceedings
Schedule 2.13(a)     Permits
Schedule 2.13(b)     Administrative Proceedings
Schedule 2.13(c)     Record Keeping
Schedule 2.13(e)     Company Memberships
Schedule 2.14        Insurance
Schedule 2.15        Labor and Employment Matters
Schedule 2.16(a)     Company Plans
Schedule 2.16(c)     Qualified Plans
Schedule 2.16(i)     Contingent Obligations to Employees
Schedule 2.17(a)     Intellectual Property - List
Schedule 2.17(b)     Intellectual Property - Infringement
Schedule 2.18        Adverse Changes
Schedule 2.19        Real Property
Schedule 2.21        Customer and Distributor Relationships
Schedule 3.3         Approvals
Schedule 4.1(ii)     Conduct of the Company Business - Contemplated Issuances
Schedule 4.1(ix)     Conduct of the Company Business - Further Indebtedness
Schedule 4.1(xi)     Conduct of the Company Business - Asset Transfers
Schedule 4.1(xix)    Conduct of the Company Business - Salary Increases
Schedule 4.17        Year 2000 Compliance
Schedule 4.2         Form of Amendments to Limited Partnership Agreements
Schedule 5.1(k)      Limited Partnerships Party to the Reimbursement Agreement
Schedule 5.1(l)      Form of Notice to Limited Partners
Schedule 8.1         Tax Matters

LIST OF EXHIBITS

Exhibit A-1 Employment Agreement between CAMC and John G. Noddings Exhibit A-2 Employment Agreement between CAMC and Thomas C. Noddings Exhibit A-3 Employment Agreement between CAMC and Susan C. Christoph Exhibit B-1 Reimbursement Agreement
Exhibit 5.1(e) Form of Opinion of Gardner, Carton & Douglas
Exhibit 5.1(k) Form of Reimbursement Agreement between Buyer and Thomas C. Noddings and John G. Noddings
Exhibit 5.2(d) Opinion of Counsel to Buyer
Exhibit 5.2(f) Closing Letter Agreement

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of December 16, 1998, by and among CONNING CORPORATION, a Missouri corporation ("Conning"), CONNING & COMPANY, a Connecticut corporation ("CC"), CONNING ASSET MANAGEMENT COMPANY, a Missouri corporation ("CAMC", and together with CC, "Buyer"), JOHN G. NODDINGS, THOMAS C. NODDINGS, EDNA F. NODDINGS (individually, a "Shareholder" and collectively, the "Shareholders"), NODDINGS & ASSOCIATES, INC., an Illinois corporation ("NA") and NODDINGS INVESTMENT GROUP, INC., an Illinois corporation ("NIG" and together with NA, the "Company").

     WHEREAS, CC is a registered broker-dealer and deems it to be in its best interest to acquire substantially all of the assets of NA;

     WHEREAS, CAMC is a registered investment adviser and deems it to be in its best interest to acquire substantially all of the assets of NIG;

     WHEREAS, NA, as a registered broker-dealer, deems it to be in its best interest to sell substantially all of its assets to CC;

     WHEREAS, NIG, a registered investment adviser, deems it to be in its best interest to sell substantially all of its assets to CAMC;

     WHEREAS, the Shareholders are the owners of the Shares (defined below) of the Company, which Shares constitute all of the issued and outstanding shares of the capital stock of the Company;

     WHEREAS, Conning, NA, NIG and the Shareholders are parties to a Stock Purchase Agreement, dated October 15, 1998 (the "Stock Purchase Agreement"), which is being terminated simultaneous with execution of this Agreement;

     WHEREAS, John G. Noddings, Thomas C. Noddings and Susan C. Christoph each have entered into or intend to enter into an employment agreement with Buyer dated as of the date hereof in the form attached respectively as Exhibit A-1, A-2 and A-3 hereto; and

     WHEREAS, the parties hereto intend to execute or cause to be executed the Reimbursement Agreements in the form attached hereto as Exhibit B-1.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

     Section 1.A Definitions. For all purposes of this Agreement (as defined below), the following terms shall have the respective meanings set forth in this
Section 1.A (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Account" shall mean any Investment Advisory Account.

     "Acquired Assets" shall mean all right, title and interest in and to all of the assets of the Company, including, without limitation, to the extent they exist, all of its (a) Cash, (b) leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, (c) tangible personal property (such as machinery, equipment, inventory of supplies and furniture), (d) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (e) leases, subleases, and rights thereunder, (f) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (g) accounts, notes and other receivables, (h) securities, (i) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes), (j) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (k) books, Records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall not include: (i) qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, and other documents relating to the organization, maintenance and existence of the Company as a corporation, (ii) any of the rights of the Company under this Agreement (or under any agreement between the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iii) any Cash paid to the Company by Buyer as part of the Total Purchase Consideration, (iv) any Company Plan (v) tax returns; (vi) books and records required to by company be maintained by Applicable Laws; (vii) rights of NA or NIG under the
Reimbursement   Agreement  (viii)  NA's  broker-dealer   registration  with  the
Securities and Exchange Commission and certain states together with NA's memberships in the NASD and any other self-regulatory organization, national securities exchange, board of trade or similar organization; (viii) prepaid expenses; (ix) insurance policies any (xii) advances to employees; or (xiii) accounts receivable from NIG.

     "Acquired Business" shall mean the Noddings Division operated by Buyer after the Closing.

     "Acquisition Proposal" shall have the meaning set forth in Section 4.12.

     "Administrative Services Agreement" shall mean the Administrative Services Agreement of even date herewith between CC and NA.

     "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

     "Affiliate" shall mean any individual, partnership, corporation, entity or other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, except that, with respect to Buyer, "Affiliate" shall not include any shareholders of Buyer or any person controlling such shareholders.

     "Agreement"   shall  mean  this   Asset   Purchase   Agreement   among  the
Shareholders, the Company and Buyer, as such may hereafter be amended.

     "Amended and Restated Closing Agreement" shall mean that certain Amended and Restated Closing Agreement of even date herewith by and among the parties hereto.

     "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD) applicable to the Shareholders, the Company, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

     "Approved Asset Differential" shall mean an amount equal to the excess, if any, of (i) the Initial Managed Asset Amount, over (ii) the Approved Managed Asset Amount.

     "Approved Managed Asset Adjustment" shall mean an amount equal to:

     (x) if the Approved Asset Differential is less than or equal to fifteen percent (15%) of the Initial Managed Asset Amount, then zero; or

     (y) if the Approved Asset Differential is greater than fifteen percent (15%) of the Initial Managed Asset Amount, then the amount equal to (expressed as a percentage) the amount obtained by dividing (A) the Approved Asset Differential by (B) the Initial Managed Asset Amount.

     "Approved Managed Asset Amount" shall mean the assets in all active Investment Advisory Accounts for which the Company provides investment advisory services in respect of which the investment advisory clients related thereto have consented or been deemed to have consented to the assignment (as determined in accordance with Section 4.2 hereof) of their respective Investment Advisory Agreement to CAMC hereunder in each case as of the close of business on the day prior to the Closing Date, determined as follows: the aggregate assets of such

Investment Advisory Accounts shall be deemed to be equal to the sum of (i) the aggregate assets under management of active Investment Advisory Accounts for which the Company provides investment advisory services as of the close of business on June 30, 1998 or, if later created, as of the date on which such Investment Advisory Account was created, plus (ii) the aggregate amount of assets deposited in Investment Advisory Accounts described in clause (i) from such date to the close of business on the date immediately prior to the Closing Date, based upon the respective asset values at the time of such deposits, minus
(iii) the aggregate amount of assets withdrawn, or for which oral or written notice of withdrawal has been given, from Investment Advisory Accounts described in clause (i) (including terminated Investment Advisory Accounts) from the close of business on June 30, 1998 to the close of business on the date immediately prior to the Closing Date, based upon the respective asset values at the time of such withdrawals or terminations.

     "Assumed Contracts" shall mean all Contracts listed on Schedule 2.8A; provided that, if the assignment of any such Contract to Buyer requires the consent of the other party thereto, such Contract shall only constitute an Assumed Contract if Buyer shall have received from the other contracting party(ies) on or prior to Closing a valid consent to the assignment of such Contract to the applicable Buyer.

     "Assumed Liabilities" shall mean (a) all Liabilities of the Company set forth on the face of the September 30, 1998 Balance Sheets (rather than in any notes thereto), (b) all Liabilities of the Company that have arisen after September 30, 1998 in the Ordinary Course of Business (other than any Liability arising out of, relating to, or in the nature of, or caused by, any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter), (c) all Liabilities of Buyer, as the Company's assignee, arising after the Closing under the terms of the Assumed Contracts; provided, however, that Buyer shall not assume any Liabilities relating to the Broker-Dealer Agreements until the end of the Administrative Services Period and Buyer will not assume or be responsible for (i) any Liability of the Company for Taxes, (ii) any Liabilities which arise from or relate to any event, action or failure to act occurring prior to the Closing, including, without limitation, any breach or default by the Company under any Assumed Contract, or any tort committed by the Company, (iii) any Liability of the Company for the unpaid Taxes of any Person (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iv) any obligation of the Company to indemnify any Person (including any of the Shareholders) by reason of the fact that such Person was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (v) any Liability of the Company for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (vi) any Liability or obligation of the Company under this Agreement (or under any side agreement between the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement) (vii) any Liabilities of the Company to employees or related to employment, including, without limitation, under any Company Plan; or (viii) any Liabilities of NIG to NA. All of such Liabilities that are not expressly assumed by Buyer will constitute Retained Liabilities. Notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection herewith, Buyer's obligations in respect of the Assumed Liabilities will not extend beyond the extent to which the Company was obligated in respect thereof and will be subject to Buyer's right to contest in good faith the nature and extent of any Liability.

     "Broker-Dealer  Agreements"  shall mean the  agreements  listed on Schedule
2.8B.

     "Business Day" shall mean any day that the NYSE is normally open for trading and that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

     "Buyer" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

     "Buyer Material Adverse Effect" shall mean with respect to any matter or matters affecting the Buyer having a material adverse effect on the business, assets, financial condition or results of operations of the Buyer and their Subsidiaries taken as a whole or on the ability of the Buyer to complete the Closing.

     "Cash" shall mean cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Company Financial Statements.

     "Closing" shall have the meaning set forth in Section 1.2.

     "Closing Balance Sheets" shall have the meaning set forth in Section 1.5.

     "Closing Date" shall mean (a) the later to occur of (i) December 16, 1998 or (ii) the fifth Business Day after the conditions set forth in Article V have been satisfied or waived; or (b) such other date as Buyer, the Company and the Shareholders shall agree.

     "Closing Purchase Consideration" shall mean (a) a promissory note in the initial principal amount of $200,000 which promissory note shall mature in full one day following the Closing and which shall bear interest at the rate of six percent (6%) per annum, (b) the assumption by Buyer of the Assumed Liabilities and (c) payment to the Escrow Account of an amount equal to (x) $3,800,000 minus
(y) an amount equal to $4,000,000 multiplied by the Approved Managed Asset Adjustment and minus (z) an amount equal to the Estimated Adjustment under
Section 1.5 hereof;

     "Closing Warrant Managed Asset Amount" shall mean the aggregate assets in the Investment Advisory Accounts which invested in the SFX Warrants as of the close of business on the day immediately prior to the Closing Date which the Company has estimated to be $21,143,937.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth on the first page hereof.

     "Company Balance Sheets" shall have the meaning set forth in Section 2.6.

     "Company Financial Statements" has the meaning set forth in Section 2.6(a).

     "Company Material Adverse Effect" shall mean with respect to any matter or matters affecting either of NA or NIG or any of its respective Affiliates having a material adverse effect on the business, assets, financial condition or results of operations of NA and NIG taken as a whole or on the ability of either of NA or NIG to complete the Closing.

     "Company Plan" has the meaning set forth in Section 2.16(a).

     "Confidentiality Agreement" shall mean that certain letter agreement, dated August 4, 1998, relating to confidential information provided by the Company to Buyer and their Affiliates.

     "Contingent Consideration" has the meaning set forth in Section 1.6.

     "Contract" has the meaning set forth in Section 2.8.

     "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code,
(iv) the continuation  coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Plans.

     "Convertible Business" shall mean the business of providing investment management services utilizing investment strategies based on investing in bonds, preferred stock or warrants that are convertible or exercisable into common stock of an issuer as well as clearing arrangements associated with hedging investment strategies.

     "Employment Agreements" shall mean those certain employment agreements of John G. Noddings, Thomas C. Noddings and Susan C. Christoph referred to in the introduction to this Agreement in the forms attached respectively as Exhibits A-1, A-2 and A-3.

     "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

     "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company, or that is a member of the same "controlled group" as the Company pursuant to Section 4001(a)(14) of ERISA.

     "Escrow Account" shall mean the escrow account established among the Company, Buyer, JGN, TCN, State Street Bank and Trust Company, as escrow agent.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "Fund" shall mean a limited partnership, limited liability company or other entity formed for the purpose of conducting investing activities.

     "GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

     "Governmental Authority" shall mean any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE and the National Association of Securities Dealers, Inc.).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnifiable Claim" shall mean any Loss for which a party is entitled to indemnification under this Agreement.

     "Indemnified Party" shall mean the party entitled to the benefits of indemnification hereunder.

     "Indemnifying   Party"   shall   mean  the  party   obligated   to  provide
indemnification hereunder.

     "Independent Accounting Firm" shall mean a reputable accounting firm mutually agreed to by Buyer and the Shareholders, other than any accounting firm that has performed regular and substantial services for Buyer, the Company, or any of their Affiliates during the past five years.

     "Initial Managed Asset Amount" shall mean an amount equal to the assets of all active Investment Advisory Accounts for which NIG provides investment advisory services, in each case as of the close of business on June 30, 1998, which the parties agree is $263,800,000.

     "Intellectual Property" has the meaning set forth in Section 2.17(a).

     "Investment Advisory Account" shall mean an account, including broker-sponsored, institutional and private client accounts that is not a registered investment company for which NIG provides advisory, sub-advisory, distribution, management or marketing services pursuant to an Investment Advisory Agreement, a distribution agreement or any other agreement.

     "Investment Advisory Agreement" shall mean any investment advisory agreement, sub-advisory agreement, agreement or contract entered into by NIG for the purpose of providing investment advisory services, or to manage any Investment Advisory Account of a client other than a registered investment company or series thereof.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" or "knowledge" shall mean actual knowledge and, in the case of knowledge of the Company, shall mean, on and prior to the Closing Date, actual knowledge of any of the officers of the Company listed on Schedule 1.A(2) and, from and after the Closing Date, the actual knowledge of the Shareholders, and, in the case of knowledge of the Buyer, shall mean actual knowledge of any of the officers of the Buyer listed on Schedule 1.A(3).

     "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Loss" shall mean any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards, settlements or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

     "Multiemployer Plan" shall have the meaning set forth in Section 2.16(a).

     "Multiple  Employer  Plan"  shall  have the  meaning  set forth in  Section
2.16(a).

     "NA Acquired Assets" shall mean those Acquired Assets to be transferred by NA to CC on the Closing Date.

     "NA Assumed Liabilities" shall mean those Assumed Liabilities to be assumed by CC from NA on the Closing Date.

     "NA Balance Sheet" has the meaning set forth in Section 2.6(a).

     "NA Bill of Sale and Assignment" shall mean the bill of sale delivered by NA to CC in connection with the consummation of the transactions contemplated hereunder.

     "NA Purchase Consideration" shall mean the portion of the Total Purchase Consideration allocated to the NA Acquired Assets as set forth in Schedule 1.6 attached hereto.

     "NASD" shall have the meaning set forth in Section 2.5(a).

     "Net Acquired Assets" shall mean the Acquired Assets, less the Assumed Liabilities.

     "Net  Acquired  Assets  Calculation"  shall have the  meaning  set forth in
Section 1.5.

     "Net Revenues" shall mean all revenues of the Acquired Business determined in accordance with GAAP consistent with the accounting principles employed by NA and NIG, respectively, in the audited financial statements for the year ended March 31, 1998 minus any intercompany revenue that would be eliminated in consolidation and any rebate credited to a client account. Net Revenues as used herein shall include revenues of NA during the Administrative Services Period (as defined in the Administrative Services Agreement) minus intercompany revenue from Buyer or Buyers' affiliates that would be eliminated if NA were consolidated with Buyer and any rebate credited to a client account.

     "NIG Acquired Assets" shall mean those Acquired Assets to be transferred by NIG to CAMC on the Closing Date.

     "NIG Assumed Liabilities" shall mean those Assumed Liabilities to be assumed by CAMC from NIG on the Closing Date.

     "NIG Balance Sheet" has the meaning set forth in Section 2.6(a).

     "NIG Bill of Sale and Assignment" shall mean the bill of sale delivered by NIG to CAMC in connection with the consummation of the transactions contemplated hereunder.

     "NIG Funds" has the meaning set forth in Section 2.9(a).

     "NIG Purchase Consideration" shall mean the portion of the total Purchase Consideration allocated to the NIG Acquired Assets as set forth in Schedule 1.6 attached hereto.

     "Noddings Division" shall mean the division of Buyer that conducts the business conducted by the Company prior to the Closing.

     "Non-Third Party Claim" has the meaning set forth in Section 6.4(e).

     "NYSE" means the New York Stock Exchange, Inc.

     "Operating Site" shall mean Two Mid America Plaza, Suite 920, Oakbrook Terrace, Illinois 60181, which is the only office at which the Company conducts business.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Permits" has the meaning set forth in Section 2.13(a).

     "Person" shall mean any individual, corporation, company, partnership (limited or general), joint venture, association, trust or other entity or similar contractual arrangement or relationship.

     "Pre-Closing Period" has the meaning set forth in Section 8.4(a).

     "Qualified Plans" shall have the meaning set forth in Section 2.16(c).

     "Records" shall mean, with respect to any Person, all records and original documents (and copies thereof) in the Person's Possession as of the Closing Date
(a) which pertain to or are utilized by such Person to administer, reflect, monitor, evidence or record information respecting the business or conduct of such Person, or (b) necessary or appropriate for such Person to comply with any Applicable Law, including records kept or filed in accordance with any Securities Laws, and shall include in the case of (a) and (b) above, all such records maintained on electronic or magnetic media, or in the electronic data base system of or used by such Person.

     "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed since January 1, 1993 by such Person pursuant to the Securities Laws.

     "Reports" shall have the meaning set forth in Section 2.9(g).

     "Retained Liabilities" shall mean all Liabilities of the Company other than the Assumed Liabilities, including, without limitation: (A) any Liabilities of the Company to employees or related to employment, including, without limitation, under any Company Plan, (B) any Liabilities of the Company for federal, state, local or foreign income, transfer, sales, use or other Taxes, including, without limitation, Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising because the Company is transferring the Acquired Assets or because the Company has deferred gain on any Deferred Intercompany Transaction (as defined in Treas. Reg. ss. 1.1502-13)), (C) any Liability of the Company for the unpaid Taxes of any Person (other than the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, (D) any Liability of the Company for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (E) any Liability or obligation of the Company under this Agreement (or under any agreement between the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), or (F) any Liability or obligation of the Company to the Shareholders, by contract or otherwise.

     "Right" shall have the meaning set forth in Section 4.1(ii).

     "SEC" shall mean the Securities and Exchange Commission, or its successor.

     "SFX Warrants" shall mean the Class B Warrants of SFX Broadcasting, Inc. purchased by or on behalf of certain Investment Advisory Accounts.

     "Securities" shall mean any security as defined in the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; and state "blue sky" laws.

     "Shareholder" has the meaning set forth on the first page hereof.

     "Shares" means (i) 750 shares of Class A common stock, no par value, of NA,
(ii) 6,750 shares of Class B common stock, no par value, of NA; (iii) 1,000 shares of Class A common stock, no par value, of NIG, and (iv) 9,000 shares of Class B common stock, no par value of NIG which shares constitute all of the issued and outstanding shares of NA's and NIG's capital stock, respectively.

     "Stock Purchase Agreement" shall have the meaning set forth in the recitals hereof.

     "Subsidiary of a Person" shall mean an Affiliate of such Person where fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person, directly or indirectly, through one or more other Persons.

     "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report to third parties) with respect to Taxes.

     "Taxes" shall mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges (and all interest and penalties thereon), including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, and all interest and penalties.

     "Third Party Claim" has the meaning set forth in Section 6.4(a).

     "Total   Purchase   Consideration"   shall   mean  the   Closing   Purchase
Consideration plus the amount, if any, of the Contingent Consideration.

     "Transaction Agreements" shall mean the agreements set forth as Exhibits A-1, A-2, A-3, B-1 and 5.2(f).

     "Treasury Regulations" shall mean regulations promulgated under the Code.

     "45 Day Warrant Managed Asset Amount" shall mean the aggregate assets in the Investment Advisory Accounts which invested in the SFX Warrants as of the 45th day after the Closing Date, determined as follows: the aggregate assets of such Investment Advisory Accounts shall be deemed to be equal to the sum of (i) the aggregate assets under management of such Investment Advisory Accounts as of the close of business on the date immediately prior to the Closing Date, plus
(ii) the aggregate amount of assets deposited in Investment Advisory Accounts described in clause (i) from such date to the close of business on the 45th day after the Closing Date, based upon the respective asset values at the time of such deposits, minus (iii) the aggregate amount of assets withdrawn, or for which oral or written notice of withdrawal has been given, from Investment
Advisory Accounts described in clause (i) (including terminated Investment Advisory Accounts) from the close of business on the date immediately prior to the Closing Date to the close of business on the 45th day after the Closing Date, based upon the respective asset values at the time of such withdrawals or terminations. For purposes of this paragraph, there shall be a presumption that the withdrawal of the assets described in clause (iii) will not apply to such assets that (i) were transferred into a different Investment Advisory Account; (ii) were withdrawn as a result of the death of a client; or (iii) were held in an account that was terminated at the direction of Buyer.

     "Warrant Asset Differential" shall mean an amount equal to the excess, if any, of (i) the Closing Warrant Managed Asset Amount, over (ii) the 45 Day Warrant Managed Asset Amount.

     "Warrant Managed Asset Adjustment" shall mean an amount equal to:

     (x) if the Warrant Asset Differential is less than or equal to fifteen percent (15%) of the Closing Warrant Managed Asset Amount, then zero; or

     (y) if the Warrant Asset Differential is greater than fifteen percent (15%) of the Closing Warrant Managed Asset Amount, then the amount equal to (expressed as a percentage) the amount obtained by dividing
          (A) the Warrant Asset Differential by (B) the Initial Managed Asset Amount.

     "Wire Transfer" shall mean a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts up to, but not in excess of, ten accounts, as shall have been designated by written notice to the paying party.

     "Year 2000 Compliant" means that all software and hardware of the Company and its Affiliates (a) uses date data century recognition, and, as appropriate, same century and multi-century formulas and date values in each instance for all calculations for which a date is used, (b) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represent or reference different centuries or more than one century; and (c) otherwise conforms with the current industry standards in order that such software will fully perform without any errors or other problems due to the year being greater than 1999 (including, without limitation, errors or other problems due to the year 2000 having three zeros in it or the year 2000 being a leap year).


                                    ARTICLE I

                               THE ASSET PURCHASE

     Section 1.1. General. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, (i) NA agrees to sell, transfer, assign, convey and deliver to CC and CC agrees to purchase and accept from NA the NA Acquired Assets for the NA Purchase Consideration, and (ii) NIG agrees to sell, transfer, assign, convey and deliver to CAMC and

CAMC agrees to purchase and accept from NIG, the NIG Acquired Assets for the NIG Purchase Consideration; provided that, the Broker-Dealer Agreements shall not be assigned to CC until the end of the Administrative Services Period (as defined in the Administrative Services Agreement).

     Section 1.2. Closing Date. The consummation of the purchase and sale of the Acquired Assets as contemplated hereby (the "Closing") shall be held on the Closing Date at 10:00 a.m. (local time) at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 225 Asylum Street, Hartford, Connecticut 06103, or at such other place and time as the parties shall mutually agree. Each party hereto agrees to use its reasonable best efforts to satisfy promptly the conditions to the obligations of the parties hereto in order to expedite the Closing.

     Section 1.3. Closing Deliveries. At the Closing, the Shareholders and the Company shall deliver to Buyer the documents required to be delivered pursuant to Section 5.1. Buyer shall (i) deliver the Closing Purchase Consideration to Buyer or the Escrow Account in the respective amounts set forth on Schedule 1.3, with the cash portion thereof to be delivered by Wire Transfer to the Escrow Account to the account or reasonable number of accounts designated in writing by the Company at least four business days prior to the Closing and (ii) deliver, or cause to be delivered, the documents required to be delivered pursuant to
Section 5.2.

     Section 1.4. Post-Closing Asset Changes. If the Warrant Managed Asset Adjustment is greater than zero, then NIG shall pay to CAMC within five (5) days after notice from CAMC, an amount in cash equal to the Warrant Managed Asset Adjustment multiplied by the Closing Purchase Consideration (the "Warrant Consideration Adjustment").

     Section 1.5. Post-Closing Adjustment. (a) As soon as reasonably practicable following the Closing Date, and in no event more than thirty Business Days thereafter, the Company shall prepare and deliver to the Buyer and the
Shareholders balance sheets of NA and NIG as at November 30, 1998 (the "Adjustment Date"), unless the Closing Date occurs at the end of the month whereupon the Closing Date will be the Adjustment Date, prepared in accordance with GAAP applied on a consistent basis as applied in the preparation of the Company Balance Sheets, with only such deviations from GAAP and/or their consistent application as are referred to in the notes to the Company Balance Sheets and in this Section 1.5(a) (the "Closing Balance Sheets"), together with a schedule calculating the Net Acquired Assets Calculation (as defined herein) (the "Closing Price Documents"). The Net Acquired Assets Calculation shall be equal to the depreciates or amortized book value of the Acquired Assets minus the Assumed Liabilities as such amounts are set forth on the Closing Balance Sheets. The parties agree that, based upon the estimated Closing Balance Sheets prepared by the Company, the Net Acquired Assets Calculation will result in an adjustment in excess of $200,000 in favor of Buyer and that the Closing Purchase Consideration will therefore be reduced by $200,000 (the "Estimated Adjustment"). The final determination of the Net Assets Calculation shall be made in accordance with this Section 1.5. The intent of this adjustment provision is that Buyer will receive the benefit of the operation of NA and NIG from November 30, 1998 until the Closing Date. Notwithstanding the foregoing, if there shall be a material change in the assets or liabilities of the Company between the Adjustment Date and the Closing Date, either Buyer or the Company may change the Adjustment Date to the Closing Date by giving written notice to the other party and in such event all references to the Adjustment Date herein shall be deemed to refer to the Closing Date. In preparing the Closing Balance Sheets, (i) accruals and reserves shall not be reduced or increased from the levels reflected in the Company Balance Sheets for reasons other than cash payments and (ii) the Closing Balance Sheets shall exclude the effect of the sale of the Acquired Assets to Buyer, and the other transactions contemplated hereby. The parties shall consult with one another and cooperate in the preparation of the Closing Price Documents in accordance with this Section 1.5, including, without limitation, providing full access to such working papers and information relating to the preparation thereof as reasonably requested by the other party.

     (b) Within ten Business Days after delivery of the Closing Price Documents to the Company, the Company may dispute all or any portion of the Closing Price Documents by giving written notice (a "Notice of Disagreement") to Buyer setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If the Company does not give such a Notice of a Disagreement within the ten-Business-Day period set forth herein, the Company and the Shareholders shall be deemed to have irrevocably accepted such Closing Price Documents in the form delivered to the Company by Buyer.

     (c) If the Company shall deliver a Notice of Disagreement and Buyer shall not dispute all or any portion of such Notice of Disagreement by giving written notice to the Company setting forth in reasonable detail the basis for such dispute within ten Business Days following the delivery of such Notice of Disagreement, Buyer shall be deemed to have irrevocably accepted the Closing Price Documents as modified in the manner described in the Notice of Disagreement. If Buyer dispute all or any portion of the Notice of Disagreement within the ten-Business-Day period described in the previous sentence, and within ten Business Days following the delivery to the Company of the notice of such dispute the Company and Buyer do not resolve the Disagreement (as evidenced by a written agreement among the parties hereto), such Disagreement shall thereafter be referred by either of the Buyer or the Company to an Independent Accounting Firm for a resolution of such Disagreement in accordance with the terms of this Agreement. The determinations of such firm with respect to any Disagreement shall be rendered within ten Business Days after referral of the Disagreement to such firm, shall be final and binding upon the parties, the amount so determined shall be used to complete the final Closing Price Documents and the parties agree that the procedures set forth in this Section 1.5 shall be the sole and exclusive remedy with respect to the determination of the Net Acquired Assets Calculation as of the Closing Date. Buyer, the Company and the Shareholders shall use their best efforts to cause the Independent Accounting Firm to render its determination within the ten-Business-Day period described in the previous sentence, and each shall cooperate with such firm and provide such firm with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination. All of the fees and expenses of any Independent Accounting Firm retained pursuant to this paragraph (c) shall be paid by the party who did not prevail in the Disagreement.

     (d) Promptly after the Closing Price Documents have been finally determined in accordance with paragraphs (a), (b) and (c) of this Section 1.5 (including by means of a deemed acceptance of such documents by the Company or by Buyer as provided in paragraphs (b) and (c), respectively), but in no event later than five Business Days following such final determination (i) if the Net Acquired Assets Calculation as of the Closing Date as determined pursuant to this Section
1.5 is less than $1,200,000, the Company shall deliver to Buyer an amount equal to the difference by Wire Transfer and (ii) if the Net Acquired Assets Calculation as of the Adjustment Date as determined pursuant to this Section 1.5 is greater than $1,200,000, the Buyer shall deliver to the Company an aggregate amount equal to the excess by Wire Transfer, which amount shall be allocated among NA and NIG on a pro rata basis in accordance with the percentage of the Closing Purchase Consideration paid to each such entity. For purposes of the Net Acquired Assets Calculation, the Company will be credited the full amount of the Estimated Adjustment. If the amount payable described in the immediately preceding sentence is not paid within ten (10) Business Days following such determination, it shall be accompanied by interest thereon calculated at the prime rate of The Chase Manhattan Bank for the period from the Closing Date to the date on which such payment is made.

     (e) Any payment made by the parties pursuant to Section 1.5(d) shall be treated as an adjustment to the Total Purchase Consideration.

     Section 1.6. Allocation of Purchase Price. The Total Purchase Consideration shall be allocated to the Acquired Assets in accordance with Schedule 1.6 attached hereto. The Company, the Shareholders and Buyer shall prepare and file Tax Returns in a manner consistent with such allocation.

     Section 1.7. Contingent Consideration. (a) In addition to the Closing Purchase Consideration, if any of the conditions described below are satisfied, Buyer shall pay to the Company additional cash consideration in the aggregate amount set forth below (the "Contingent Consideration"):

          (i) if the average aggregate Net Revenues of the Acquired Business for the three year period commencing on the first day of the month in which the Closing occurs and ending on the day preceding the third anniversary of such commencement date (the "Contingent Period") are at least $4.0 million but not more than $8.0 million, then Buyer shall pay to the Company the amount of aggregate Contingent Consideration determined pursuant to the following formula:

                                 X = A - (B + C)

     X    = Contingent Consideration

     A    = 1.05  multiplied  by  the  average  aggregate  Net  Revenues  of the
            Acquired Business for the Contingent Period

     B    = 4,000,000

     C    = an  amount  equal  to the sum of (a)  $4,000,000  multiplied  by the
            Approved Managed Asset Adjustment, and (b) the Warrant Consideration Adjustment

          (ii) if the average aggregate Net Revenues of the Acquired Business for the Contingent Period are greater than $8.0 million but not greater than $15.0 million, then Buyer shall pay to the Company the amount of aggregate Contingent Consideration determined pursuant to the following formula:

                                 X = A - (B + C)

     X    = Contingent Consideration

     A    = 1.55  multiplied  by  the  average  aggregate  Net  Revenues  of the Acquired Business for the Contingent Period

     B    = 4,000,000

     C    = an  amount  equal  to the sum of (a)  $4,000,000  multiplied  by the
            Approved Managed Asset Adjustment, and (b) the Warrant Consideration Adjustment

          (iii) if the average aggregate Net Revenues of the Acquired Business for the Contingent Period are greater than $15.0 million, then Buyer shall pay to the Company the amount of aggregate Contingent Consideration determined pursuant to the following formula:

                                 X = A - (B + C)

     X    = Contingent Consideration

     A = the lesser of (i) $31.5 million or (ii) the product of 1.80 multiplied by the average aggregate Net Revenues of the Acquired Business for the Contingent Period

     B    = 4,000,000

     C    = an  amount  equal  to the sum of (a)  $4,000,000  multiplied  by the Approved Managed Asset Adjustment, and (b) the Warrant Consideration Adjustment

     (b) If the conditions set forth below are satisfied, the Buyer shall make advances of a portion of the Contingent Consideration to the Company in the amounts set forth below within 60 days after the end of each of the first two years of the Contingent Period:

     (i) If the aggregate Net Revenues of the Acquired Business for the first year of the Contingent Period exceed $4.0 million, then Buyer shall advance to the Company an amount determined pursuant to the following formula:

     X    = A - (D - C)

     X    = Advance

     A    = aggregate  Net Revenues of the Acquired  Business for the first year of the Contingent Period.

     B    = 1.05,  if A is  greater  than  $4.0  million  but not more than
            $8.0 million; 1.55 if A is greater than $8.0 million but not more than $15.0 million; or 1.80, if A is greater than
            15.0 million.

     C    = $4,000,000

     D    = The lesser of (i) $31.5  million or (ii) the product of A multiplied by B.

     (ii) If the average aggregate Net Revenues of the Acquired Business for the first two years of the Contingent Period exceed $4.0 million, then Buyer shall advance to the Company an amount determined pursuant to the following formula:

     X    = A - (D - C)

     X    = Advance

     A    = the average aggregate Net Revenues of the Acquired Business for such two-year period.

     B    = 1.05,  if A is  greater  than  $4.0  million  but not more than $8.0 million; 1.55 if A is greater than $8.0 million but not more than $15.0 million; or 1.80, if A is greater than $15.0 million.

     C    = $4,000,000 plus the amount paid pursuant to Section 1.6(b)(i).

     D    = The lesser of (i) $31.5  million or (ii) the product of A multiplied by B.

          (iii) Any advances made pursuant to this Section 1.6(b) shall reduce the amount of any Contingent Consideration payable after the termination of the Contingent Period on a dollar for dollar basis. In the event that the Contingent Consideration payable to the Company following the termination of the Contingent Period is less than the aggregate amount of the advances made to the Company, the Company agrees, jointly and severally, to repay to Buyer within ten (10) days after determination of the amount of Contingent Consideration payable (the "Due Date"), the amount of advances received, together with interest at the prime rate of The Chase Manhattan Bank plus 2 percent from the tenth day after the due date to the date of repayment to Buyer.

     (c) Within 45 days after the end of each year of the Contingent Period, Buyer shall prepare and deliver to the Company a statement of Net Revenues of the Acquired Business for the immediately preceding year (the "Statement of Net Revenues"). Within ten days after delivery of the Statement of Revenues to the Company, the Company may dispute the Statement of Revenues by giving written notice (a "Notice of Disagreement") to Buyer setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "Disagreement"). Any Disagreement under this Section shall be resolved in accordance with the procedures set forth in Section 1.5 hereof. Any Contingent Consideration payable under this Agreement shall be paid 60 days after the expiration of the Contingent Period or, if later, the date all Disagreements relating to such Contingent Period have been finally resolved.

     (d) For purposes of the calculation of Contingent Consideration, Buyer agree as follows:

          (i) to allocate any revenues attributable to Convertible Business from accounts of NA or NIG existing at Closing to the Acquired Business, as appropriate, provided that revenues from accounts of NA or NIG existing at Closing attributable to business other than Convertible Business shall be allocated to the Acquired Business, as appropriate, up to a maximum amount for all revenues attributable to business other than Convertible Business not exceeding 10% of the total revenues of the Acquired Business without taking into account revenues attributable to business other than Convertible Business described in
     Section 1.7(d)(ii);

          (ii) to allocate any revenues attributable to Convertible Business which is produced by sales representatives employed by NA or NIG as of Closing to the Acquired Business, as appropriate, provided that revenues produced by sales representatives employed by NA or NIG as of Closing attributable to business other than Convertible Business shall be allocated to the Acquired Business, as appropriate up to a maximum amount for all revenues attributable to business other than Convertible Business not exceeding 10% of the total revenues of the Acquired Business without taking into account revenues attributable to business other than Convertible Business described in Section 1.7(d)(i);

          (iii) to allocate new investment management opportunities relating to Convertible Business (whether for existing clients of Buyer's other divisions or business units or new clients) produced by sales representatives of Buyer's divisions or business units (other than the Acquired Business) among the Acquired Business on the one hand and any other divisions or business units of Buyer, on the other hand, fairly based upon (v) the source of the opportunity; (w) the history of the relationship with the potential client; (x) the investment objectives of the potential client; (y) the identity of the personnel who will provide the investment management services; and (z) such other factors as the Buyer determine are materially relevant to achieve a fair allocation consistent with providing the highest quality services to the client; and

          (iv) not to change its accounting policies in any way that has a material adverse effect on the calculation of the revenues of the Acquired Business.

Nothing contained in this Section of the Agreement shall be deemed to create an obligation on the part of the Buyer or their Affiliates, whether express or implied, to continue all or part of the Acquired Business, to sell or not sell any of the assets of the Company used in the operation of the Acquired Business, to continue or discontinue offering products or services offered by NA or NIG as of the Closing Date, or to develop new products or offer new services, and nothing contained in this Section or in the Agreement shall create a duty on behalf of Buyer to facilitate the ability of the Company to earn the Contingent Consideration.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

     NA, NIG, Thomas C. Noddings and John G. Noddings jointly and severally represent and warrant to Buyer as of the date of this Agreement as follows:

     Section 2.1. Organization and Related Matters. Each of NA and NIG is an Illinois corporation, duly incorporated, validly existing and in good standing under the laws of the State of Illinois. Each of NA and NIG has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Each of NA and NIG is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary except where the failure to be so qualified or licensed is not reasonably expected to have a Company Material Adverse Effect. The copies of the Certificate of Incorporation and By-laws and any amendments thereto of each of NA and NIG heretofore delivered to Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement. Neither of NA nor NIG has any Subsidiaries.

     Section 2.2. Authority; No Violation. (a) Each of NA, NIG and the Shareholders has full power, corporate or other, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action, corporate or other, on the part of NA, NIG and the Shareholders, and no other proceedings, corporate or other, on the part of NA and NIG (including without limitation any approval of the Shareholders) or the Shareholders are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NA, NIG and the Shareholders and (assuming the due authorization, execution and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of NA, NIG and the Shareholders, enforceable against NA, NIG and the Shareholders in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by NA, NIG or the Shareholders, nor the consummation by NA, NIG or the Shareholders, as the case may be, of the transactions contemplated hereby to be performed by them, nor compliance by NA, NIG or the Shareholders with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of NA or NIG, or (ii) except as set forth in Schedule 2.2(b), and assuming that the consents and approvals referred to in Section 4.2 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which either of NA, NIG or any of its respective Affiliates or any of their properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or modification under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the Acquired Assets or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NA, NIG or any of the Shareholders is a party, or by which NA or NIG, any of the Shareholders, or to the knowledge of the Company or any of the Shareholders, any of their respective properties or assets, may be bound or affected.

     Section 2.3. Acknowledgment and Approvals. Except for acknowledgments, approvals and notices as are set forth in Section 4.2 and Schedule 2.3, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Company and the Shareholders of this Agreement and (ii) the consummation by the Company and the Shareholders of the transactions contemplated hereby.

     Section 2.4. Ownership of Acquired Assets.

     (a) (i) The NA Acquired Assets include all properties and assets used or useful in NA's business and all assets shown on the September 30, 1998 balance sheet of NA, except for properties disposed of in the Ordinary Course of Business and assets specifically excluded. NA has good and marketable title to, or a valid leasehold interest in, all of the NA Acquired Assets free and clear of all Encumbrances or restriction on transfer, and NA has the full and unrestricted power to sell, assign, transfer and deliver, and the execution and delivery by NA of the NA Bill of Sale and Assignment will convey to CC the NA Acquired Assets in accordance with the terms of this Agreement and free and clear of Encumbrances.

     (ii) The NIG Acquired Assets include all properties and assets used or useful in NIG's business and all assets shown on the September 30, 1998 balance sheet of NIG, except for properties disposed of in the Ordinary Course of Business and assets specifically excluded. NIG has good and marketable title to, or a valid leasehold interest in, all of the NIG Acquired Assets free and clear of all Encumbrances or restriction on transfer, and NIG has the full and unrestricted power to sell, assign, transfer and deliver, and the execution and delivery by NIG of the NIG Bill of Sale and Assignment will convey to CAMC the NIG Acquired Assets in accordance with the terms of this Agreement and free and clear of Encumbrances.

     (b) The Shareholders own beneficially and of record all of the Shares in the respective amounts set forth on Schedule 2.4. No Shareholder (i) owns beneficially or of record 50% or more of the outstanding voting stock of NA or NIG; (ii) has the contractual power presently to designate 50% or more of the directors of NA or NIG; or (iii) "controls" NA or NIG, as defined by the HSR Act, and 16 C.F.R. ss.801.1(b) (1998). There are no shares of capital stock of the

Company issued or outstanding other than the Shares. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free of any pre-emptive rights. Except as set forth in Schedule 2.4, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from the Company or the Shareholders any capital stock of the Company, whether issued and outstanding, authorized but unissued or treasury shares. There are no agreements or understandings of any kind with respect to the voting of the Shares. The Company does not have any Subsidiaries, and except as set forth in Schedule 2.4 does not own, directly or indirectly, any equity or other ownership interest in any Person.

     Section 2.5. Regulatory Documents. (a) Except as set forth in Schedule 2.5(a), since January 1, 1993, each of NA and NIG has timely filed all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC and the National Association of Securities Dealers, Inc. ("NASD"), and have paid all fees and assessments due and payable in connection therewith. NIG is and has been since September 11, 1987 duly registered as an investment advisor under the Advisers Act and is not required to be registered as an investment advisor in any state where it is not currently registered. Schedule 2.5(a) lists the states in which NIG is registered as an investment advisor or is subject to notification or filing fee requirements. NIG's federal registration and each state registration is in full force and effect. NA is and has been since April 22, 1977 duly registered as a broker-dealer under the Exchange Act and is not required to be registered as a broker-dealer in any state where it is not currently registered.
Schedule 2.5(a) lists the states in which NA is registered as a broker-dealer. NA's federal registration and each state registration is in full force and effect.

     (b) As of their respective dates, the Regulatory Documents of NA, NIG and its Affiliates filed since January 1993 complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Documents filed with the SEC after January 1, 1993 and prior to the date hereof (including a Form ADV of NIG and a Form BD of NA) and will deliver to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by the Company or their Affiliates with the SEC after the date hereof and prior to the Closing Date.

     Section 2.6. Financial Statements. The Company has previously delivered to Buyer copies of (x) the audited balance sheets of each of NA and NIG as of March 31st for the fiscal years 1996, 1997 and 1998, and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996, 1997 and 1998, inclusive, in the case of the 1996 statements, accompanied by the report of Ernst & Young, and in the case of the 1997 and 1998 statements accompanied by the audit report of Altschuler, Melvoin and Glasser LLP, independent public accountants with respect to each of NA and NIG and (y) the unaudited interim balance sheets and related statement of income, changes in shareholders' equity and cash flows of the Company at or for the period ending June 30, 1998 (collectively, the statements referred to above being referred to as the "Company Financial Statements" and the balance sheets as of March 31, 1998 being referred to as the "Company Balance Sheets"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly, in all material respects, the financial position of each of NA and NIG as of the dates thereof, and the other financial statements referred to in this Section 2.6 present fairly, in all material respects, (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such balance sheets and statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and, except as set forth in
Schedule 2.6, each of such balance sheets and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved (except, in the case of unaudited Company Financial Statements, for the absence of notes). Except for
(i) those liabilities that are fully reflected or reserved against on the Company Balance Sheets, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheets and which are not material, individually or in the aggregate, and (iii) as set forth in Schedule 2.6, neither NA nor NIG has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet or the footnotes thereto.

     Section 2.7. Ineligible Persons. Neither NIG nor to the knowledge of the Company any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither NIG nor to the knowledge of the Company any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither NA nor to the knowledge of the Company any "associated person" (as defined in the Exchange
Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     Section 2.8. Contracts. Schedule 2.8 sets forth a complete and accurate list as of the close of business on the day preceding the date hereof of all written or oral contracts, agreements, guarantees, leases and executory commitments to which either of NA or NIG is a party or by which any of its respective properties or assets are bound which: (w) contain obligations of either of NA or NIG in excess of $10,000; (x) which involve payments based on profits or revenues of either of NA or NIG; or (y) which are otherwise material to its businesses, properties or assets, including any Investment Advisory Agreements or distribution agreements (hereinafter referred to collectively as the "Contracts"). A complete and accurate summary of all material terms of each oral contract is set forth in Schedule 2.8. To each of the Company's and Shareholders' knowledge, each of the Contracts is in full force and effect and enforceable in accordance with its terms. Except as set forth in Schedule 2.8 and the contracts relating to the Accounts referred to in Section 4.2, neither the Shareholders nor the Company has received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. Except as set forth in Schedule 2.8 and the contracts relating to Accounts referred to in Section 4.2, to the Company's or any Shareholder's knowledge, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of the Company or on the part of the other party to such Contracts. Schedule 2.8A sets forth a complete list of all Assumed Contracts. Schedule 2.8B sets forth a complete list of all Broker- Dealer Agreements.

     Section 2.9. Funds. (a) Schedule 2.9(a) sets forth a true, complete and correct list, as of the date hereof, of each Fund for which NIG currently acts or has previously acted at any time within three years prior to the date hereof as general partner, investment adviser, subadviser (collectively, the "NIG Funds") and indicates those Funds for which the Company has been the sponsoring entity or a participating entity.

     (b) The Company has not sponsored or participated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than the NIG Funds and Funds in which NA has acted as a distributor.

     (c) All information provided in writing by the Company expressly for use in
(i) the offering documents with respect to offerings and sales of the interests in the NIG Funds and (ii) filings by such NIG Funds with the SEC, did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The offering and sale of the limited partnership interests or other securities representing interests in the NIG Funds were not required to be registered under the Securities Act or state securities laws and otherwise complied in all material respects with applicable Securities Laws.

     (e) The Company has previously provided to Buyer the financial statements relating to the NIG Funds and the other Investment Advisory Accounts for the years ended December 31, 1995, 1996 and 1997 and the eight months ended August 31, 1998 (collectively, the "Investment Advisory Account Financial Statements"). Except with respect to the effects of the SFX Warrants, the Investment Advisory Account Financial Statements referred to in the preceding sentence (including the related notes, where applicable) fairly present the financial information presented therein as of the dates thereof and comply in all material respects with GAAP consistently applied during the periods involved (except, in the case of unaudited Investment Advisory Account Financial Statements, for the absence of notes). All balance sheets or statements of assets contained in the Investment Advisory Account Financial Statements reflect the current fair market values of the investment assets included therein as of the dates of such balance sheets or statements of assets.

     (f) Schedule 2.9(f) sets forth the performance of each of the Investment Advisory Accounts (including the NIG Funds) which were active as of August 31, 1998 for the years ended December 31, 1995, 1996 and 1997 and the period from January 1, 1998 to August 31, 1998 (the "Performance Documents"). Except with respect to the effects of the SFX Warrants, the performance information set forth in the Performance Documents fairly sets forth the performance of the Investment Advisory Accounts (including the NIG Funds) for the periods consistently applied during the periods involved (except for the absence of notes) and applicable Securities Laws.

     (g) The investors who have purchased limited partnership interests or other securities representing interests in the NIG Funds are "qualified clients" as defined in 17 C.F.R. 275.205-3 or are otherwise exempt from the compensation restrictions contained in Section 205(a)(1) of the Advisers Act.

     Section 2.10. Investment Advisory Agreements. (a) No Investment Advisory Agreement to which NIG is a party is or has been subject to Section 15 of the Investment Company Act. Each such Investment Advisory Agreement has been performed by NIG in accordance with all Applicable Laws. Each client who is a party to an Investment Advisory Agreement with NIG is a "qualified client" as defined in 17 C.F.R. 275.205-3 or is otherwise exempt from the compensation restrictions contained in Section 205(a)(1) of the Advisers Act. All parties who have executed Investment Advisory Agreements with NIG, since August 20, 1998, if any, satisfy the new conditions of 17 C.F.R. 275.205-3, or are otherwise exempt from the compensation restrictions contained in Section 205(a)(1) of the Advisers Act.

     (b) For each transaction where NA has acted as a broker or dealer with respect to NIG's clients, the Company has complied with applicable provisions of the Advisers Act except where the failure to comply would not have a Company Material Adverse Effect.

     Section 2.11. No Other Broker. Other than as indicated on Schedule 2.11, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, the Company or any of the Shareholders or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

     Section 2.12. Legal Proceedings. Except as set forth on Schedule 2.12, there are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental or regulatory investigations of any nature that are pending or, to the Company's and Shareholders' knowledge, threatened against or relating to the Company, the NIG Funds, the Accounts or any of their respective properties, assets or businesses or that challenge the validity or propriety of the transactions contemplated by this Agreement. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, the NIG Funds, the Accounts or any of their respective properties, assets or businesses which, individually or in the aggregate, are reasonably expected to have (i) a Company Material Adverse Effect or (ii) a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

     Section 2.13.  Compliance  with  Applicable Law. (a) Except as disclosed in
Schedule 2.13(a), each of NA and NIG holds all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to every, and has complied in all material respects with each, and is not in default in any material respect under any, Applicable Law relating to it or any of its assets, properties or operations, except in any case where the failure to hold any such Permit would not have a Company Material Adverse
Effect, and neither NA nor NIG nor any Shareholder knows of any outstanding violations of any of the above or has not received written notice asserting any such violation. All Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, except in any case where the failure to hold any such Permit would not have a Company Material Adverse Effect.

     (b) Except as disclosed on Schedule 2.13(b), since January 1, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of NA or NIG or, to the knowledge of NA and NIG or any Shareholder, the NIG Funds, no Governmental Authority has initiated any administrative proceeding or, to the knowledge of any of the Shareholders, investigation into or related to the business or operations of NA or NIG. Except as set forth in Schedule 2.13(b), there is no unresolved violation, criticism or exception made in writing by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of NA or NIG.

     (c) Except as set forth on Schedule 2.13(c), to the knowledge of each of the Shareholders, each of NA or NIG has at all times since January 1, 1993 maintained records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

     (d) Each officer, director, employee and consultant of NA and NIG holds, and has held at all relevant times while such person served in such capacity, all licenses, permits and authorizations necessary for the lawful performance of such person's duties on behalf of NA and NIG.

     (e) Schedule 2.13(e) sets forth a complete and accurate list of each of the Company's memberships in commodities exchanges, boards of trade, clearing organizations and trade associations, and a description of the type of membership and the type of registered holder thereof. To the Company's and the Shareholder's Knowledge, all such memberships and similar privileges of each of NA and NIG are in good standing.

     Section 2.14. Insurance. All of the Company's insurance policies and bonds are listed in Schedule 2.14. To the knowledge of the Company, each such insurance policy or bond is in full force and effect and the Company has not received notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

     Section 2.15. Labor and Employment Matters. Except as set forth in Schedule 2.15, (i) no collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on NA or NIG, (ii) each of NA and NIG is, and has at all times been, in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practice except for such noncompliances and violations which, individually and in the aggregate would not have a Company Material Adverse Effect, and (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of NA and NIG threatened against or affecting NA or NIG.

     Section 2.16. Employee Benefit Plans; ERISA. (a) Schedule 2.16(a) includes a complete list of all bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, termination pay, welfare and other employee benefit plans, agreements and arrangements, labor agreements, trusts, funds and other arrangements in effect as of the date hereof for the benefit or welfare of any director, officer, employee or former employee of NA or NIG or pursuant to which NA or NIG has any liability, contingent or otherwise (a "Company Plan"). Except as otherwise disclosed in Schedule 2.16(a), each Company Plan is in compliance with all Applicable Laws including ERISA and the Code. No Company Plan is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has NA or NIG or any ERISA Affiliate, at any time within the preceding six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

     (b) Buyer has had an opportunity to examine the records of, and request information concerning the Company Plans and, with respect to each such request, Company has delivered or made available to Buyer a true, correct and complete copy of each of the following to Buyer's satisfaction: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any. Except as specifically provided in this Agreement or the foregoing documents delivered or made available to Buyer, there are no amendments to any Company Plan that have been adopted or approved nor has the Company undertaken to make any such amendments.

     (c) Schedule 2.16(c) identifies each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred since the date of such determination letter that could reasonably be expected to affect adversely the qualified status of any Qualified Plan or the related trust. No Company Plan is intended to meet the requirements of Code Section 501(c)(9).

     (d) All contributions required to be made to any Company Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

     (e) There does not now exist, nor do any circumstances exist that are reasonably likely to result in, any Controlled Group Liability following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA.

     (f) The Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company other than administrative expense.

     (g) Except as provided in this Agreement or the Amended and Restated Closing Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

     (h) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer plan.

                  (i) Set forth on Schedule 2.16(i) is an accounting of all obligations, contingent or otherwise, of the Company (other than obligations to pay base salary in the ordinary course of business consistent with past practice) owing or payable to, or on behalf of, employees or former employees of the Company that are not accrued or otherwise reflected on the Company Balance Sheets.

     Section 2.17. Technology and Intellectual  Property. (a) Attached hereto as
Schedule 2.17(a) is a list of all material (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unregistered trademarks, service marks, trade names, logos and assumed names,
(iv) computer software (including custom developed software), and (iv) licenses for any of the foregoing, in each case, owned by the Company or used in or necessary to conduct the business of the Company. The items on Schedule 2.17(a), together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software (including custom developed software), licenses, formulae, customer lists or other databases, designs and inventions currently used in or necessary to conduct the business of the Company constitute the "Intellectual Property."

     (b) Except as set forth in Schedule 2.17(b), the Company has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to conduct its business as presently conducted. The Company has not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others except to the extent any infringement or violation that is not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect. Neither the Company nor the Shareholders has received written notice of any claim respecting any such violation or infringement. Other than as set forth in
Schedule 2.17(b), to the knowledge of each of the Shareholders, there is no reason to believe that upon consummation of the transactions contemplated hereby the Company will be in any way more restricted than as of the date hereof in the use of any of the Intellectual Property under any Applicable Law, contract or otherwise, or that use of such Intellectual Property by the Company will as a result of such consummation violate or infringe the rights of any Person, or subject the Company to liability of any kind, under any Applicable Law, contract or otherwise.

     Section 2.18. No Adverse Change. Except as provided on Schedule 2.18, since March 31, 1998, (i) each of NA and NIG has operated its business only in the ordinary course of business consistent with past practice; (ii) there has been no material adverse change in the financial condition, results of operations, assets or business of NA and NIG taken as a whole, provided that if the condition set forth in Section 5.1(h) is satisfied, the failure to obtain written or implied consents from, or new Investment Advisory Agreements with, Investment Advisory Accounts shall not be taken into account in determining if a material adverse change shall have occurred; and (iii) neither NA nor NIG has taken any action or suffered any event that if taken or suffered after the date hereof would violate Section 4.1 of this Agreement.

     Section 2.19. Real Property. The assets of the Company that consist of leasehold interests in real property are listed in Schedule 2.19, together with annual lease payments and all Encumbrances thereon. All offices where the Company presently conducts its business are subject to leases listed in Schedule
2.19. The Company does not have any interest in any real property except for the leases set forth in Schedule 2.19. The Company has furnished Buyer with true, correct and complete copies of all leases listed in Schedule 2.19. To the knowledge of the Company, all leases listed in Schedule 2.19 are in full force and effect in accordance with their respective terms, and there is not any existing default or event which with notice or lapse of time or both would become a default under any such lease.

     Section 2.20. Filing Documents. None of the information regarding NA, NIG, the Shareholders or any of their respective Affiliates supplied or to be supplied by NA, NIG or the Shareholders included or for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.21. Customer and Distributor Relationships. To the Company's knowledge, except as set forth on Schedule 2.21, since January 1, 1993, there have been no complaints or disputes (in each case set forth in writing) with customers of Investment Advisory Accounts that have not been resolved which are reasonably expected to result in a Company Material Adverse Effect.

     Section 2.22.  Disclosure.  Each  Schedule and each document  attached as a
Schedule is true, correct, and complete in all material respects. To the knowledge of each of the Shareholders, no representation or warranty by NA, NIG or the Shareholders in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder contains any untrue statement of a material fact or any omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

     Section 2.23. Year 2000 Plan and Inventories. Company has provided Buyer with a complete and accurate copy of its written plan to become Year 2000 Compliant, including current estimates of the anticipated costs associated with implementing all necessary modifications and replacements of software and hardware owned by, used by, or licensed or leased by or to Company. A copy of said plan or any documents or correspondence evidencing such plan have been provided to Buyer in two three ring binders marked "Noddings Year 2000 Compliance Plan Documents." In addition, Company has, with respect to it and each of its Affiliates, provided Buyer with completely and accurately filled out "Systems Inventory Worksheets for the Year 2000" and "Facilities and Equipment Inventory Worksheets for the Year 2000." Assuming the due implementation of the foregoing Year 2000 compliance plans, the Company does not anticipate that Year 2000 problem will result in a Company Material Adverse Effect.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     CC and CAMC jointly and severally represent and warrant to the Company and the Shareholders as of the date of this Agreement as follows:

     Section 3.1. Organization and Related Matters. CC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut. CAMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri. Each of CC and CAMC has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Each of CC and CAMC is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect. The copies of the organizational documents and any amendments thereto of each of CC and CAMC heretofore delivered to the Company are complete and correct copies of such instruments as in effect as of the date of this Agreement.

     Section 3.2. Authority; No Violation. (a) Each of CC and CAMC has full power, corporate or other, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action, corporate or other, on the part of each of CC and CAMC, and no other proceedings, corporate or other, on the part of each of CC and CAMC or its shareholders are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of CC and CAMC and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Shareholders) constitutes a valid and binding obligation of each of CC and CAMC, enforceable against each of CC and CAMC in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by CC or CAMC, nor the consummation by CC or CAMC of the transactions contemplated hereby to be performed by it, nor compliance by CC or CAMC with any of the terms or provisions hereof, will (i) violate or conflict with any of the provisions of the certificate of incorporation or by-laws of CC or CAMC, (ii) conflict with or violate, or constitute a default or a breach under or result in the acceleration or termination of (or entitle any person or entity to accelerate or terminate) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, award, writ, decree, judgment or ruling to which either CC or CAMC is subject or, to the best knowledge of CC and CAMC, any of its property is bound, or (iii) contravene any law, rule or regulation applicable to CC or CAMC except, in the case of any of the foregoing described in clauses (ii) and (iii) above, which does not materially impair the ability of CC or CAMC to consummate the transactions contemplated hereby.

     Section 3.3. Acknowledgments and Approvals. Except for acknowledgments, consents, approvals and notices as are set forth in Schedule 3.3, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by CC or CAMC of this Agreement and (ii) the consummation by CC and CAMC of the transactions contemplated hereby except for such consents or approvals, the failure of which to obtain, either individually or in the aggregate, is not reasonably expected to have a Buyer Material Adverse Effect.

     Section 3.4. Ineligible Persons. Neither of CAMC or CC nor, to the knowledge of Buyer, any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither of CAMC or CC nor, to the knowledge of Buyer, any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither of CC nor, to the knowledge of Buyer, any "associated person" (as defined in the Exchange Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     Section 3.5. No Other Broker. Except to the extent that Brian Smith is deemed to have acted for Buyer with respect to the transactions contemplated hereby, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     Section 3.6. Filing Documents. None of the information regarding the Buyer or any of their Affiliates supplied or to be supplied by Buyer included or for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                                    COVENANTS

     Section 4.1. Conduct of Business by the Company. During the period from the date of this Agreement and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, each of NA and NIG shall (a) carry on its business in the ordinary course consistent with past practice; (b) make all reasonable efforts to preserve its present business organization and relationships; (c) make all reasonable efforts to keep available the present services of its employees; and
(d) make all reasonable efforts to preserve its rights, franchises, goodwill and relations with its customers and others with whom it conducts business. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or consented to in writing by Buyer, neither of NA nor NIG shall directly or indirectly, and the Shareholders shall not cause NA or NIG, to:

          (i) amend, or agree to amend its Certificate of Incorporation or By-laws (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any shares of its capital stock, or change or agree to change in any manner the rights of its outstanding capital stock;

          (ii) except as set forth on Schedule 4.1(ii), issue or sell or purchase, or issue any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) (each a "Right"), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock;

          (iii)  incur  any  additional   indebtedness  for  borrowed  money  or
     guarantee the indebtedness of other Persons, except in the ordinary course of business consistent with past practice;

          (iv) waive, or agree to waive, any right of material value to its business;

          (v) make, or agree to make, any material change in its accounting methods or practices for Tax or accounting purposes or make, or agree to make, any material change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes unless otherwise required by law or GAAP;

          (vi)  materially  change,  or agree to materially  change,  any of its business policies or practices that relate to its business, including, without limitation, fee structure, fee waivers, expense reimbursement, interest rate management, security selection, sales and marketing, personnel, budget or product development policies;

          (vii) make any loan or advance to any of the Shareholders or the Company's Affiliates, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business consistent with past practice), or make any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

          (viii) sell, offer to sell, abandon or make any other disposition of any of its material assets, except in the ordinary course of business consistent with past practice; grant or suffer, or agree to grant or suffer, any Encumbrance on any of its material assets;

          (ix) except as set forth in Schedule 4.1(ix) and except in the ordinary course of business consistent with past practice or in amounts less than $10,000 in the aggregate, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

          (x) make any material change in its overall investment strategy or mix of products;

          (xi) enter into, or agree to enter into, any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of business consistent with past practice; provided that no assets or Accounts of the Company will be transferred or assigned to an Affiliate of the Company except as set forth on Schedule 4.1(xi) hereto;

          (xii) declare dividends or declare or make any other distributions of any kind payable to the Shareholders, or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

          (xiii) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any lease or Contract, except in the ordinary course of business and as are not, in the aggregate, reasonably expected to have a Company Material Adverse Effect; enter into or amend, or agree to enter into or amend, (x) any agreement pursuant to which it agrees to indemnify any party on behalf of its business except in the ordinary course of business and except as contemplated in Section 5.1(k) hereof, or pursuant to which it agrees to refrain from competing with any party with respect to its business or (y) any investment advisory, subadvisory, management, distribution, marketing, custody or other services agreement relating to the NIG Funds or, other than in the ordinary course of business consistent with past practice, the Accounts;

          (xiv) take any action impairing its rights under any Contract other than in the ordinary course of business consistent with past practice;

          (xv) adopt, amend, renew or terminate any Company Plan or any other employee program, agreement, arrangement or policy between the Company and one or more of its employees, other than in the ordinary course of business consistent with past practice;

          (xvi) commit any act or omission which constitutes a breach or default under any Contract or material license to which it is a party or by which it or any of its properties or assets is bound, the effect of which, in the aggregate, are reasonably expected to have a Company Material Adverse Effect;

          (xvii) enter into any new line of business unrelated to the business as currently conducted;

          (xviii) acquire or agree to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

          (xix) except as set forth in Schedule 4.1(xix), materially increase the salary or wages of any Company employees; or

          (xx) agree (by contract or otherwise) to do any of the foregoing.

     Section 4.2. Investment Management Agreements. On or prior to the Closing, the Company shall substitute CAMC as the investment manager under all Investment Management Agreements for the NIG Funds and appoint CAMC as the general partner to the NIG Funds, forms of such consents and amendment agreements necessary to effectuate the foregoing are attached hereto as Schedule 4.2, provided that such amendments shall be effective on and after the Closing.

     Section 4.3. Investment Advisory Agreement Acknowledgments. The Company represents and warrants that it has informed investment advisory clients that are parties to Investment Advisory Agreements of the transactions contemplated by this Agreement. The written consent of each such client to the deemed assignment to Buyer of its Investment Advisory Agreement has been requested and the Company shall use its reasonable best efforts to obtain such consent. Buyer agrees that consent for any Investment Advisory Agreement may be obtained by requesting written acknowledgments as aforesaid and informing such client of:
(a) the intention to complete the transaction contemplated hereby, which will result in a deemed assignment of such Investment Advisory Agreement to Buyer;
(b) the Company's intention to continue the advisory services, pursuant to the existing Investment Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (c) that the consent of such client will be implied if such client continues to accept such advisory services for at least 40 days after receipt of such notice without termination.

     Section 4.4. Maintenance of Records. Through the Closing Date, each of NA and NIG will maintain its Records in the same manner and with the same care that such Records have been maintained prior to the execution of this Agreement, and each of the Shareholders shall, and shall use its reasonable best efforts to cause its Affiliates to, deliver to the Company as of the Closing all Records of the Company. From and after the Closing Date, each party to this Agreement shall permit the other parties and their Affiliates reasonable access to any applicable Records of such party in its possession reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any Governmental Authority or any present or former client thereof.

     Section 4.5. Further Agreements. The parties hereto shall use their reasonable best efforts to cause John G. Noddings, Thomas C. Noddings and Susan
C. Christoph to execute employment agreements as of the Closing Date with CAMC.

     Section 4.6. Further Assurances. Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby, together with other consolidation activities. For a reasonable period of time after the Closing Date upon the request of Buyer, the Company, its Affiliates and the Shareholders shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer may reasonably request to effectuate the purposes of this Agreement.

     Section 4.7. Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any reasonable action the failure of which to be taken, would, or would reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article V not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

     Section 4.8. Confidentiality and Announcements. (a) The parties agree to be bound by and comply with the provisions set forth in the Confidentiality Agreement, the provisions of which are hereby incorporated herein by reference.

     (b) Notwithstanding Section 4.10(a), Buyer may issue any press release related to this Agreement or the transactions contemplated hereby and make any filing with the SEC or other regulatory authority required by law; provided that, with respect to any such press release or filing prior to the Closing Date, Buyer shall consult John G. Noddings as to the form of such disclosures.

     Section 4.9. Access; Certain Communications. (a) Between the date of this Agreement and the Closing Date, subject to any Applicable Laws relating to the exchange of information, the Company shall afford to Buyer and their authorized agents and representatives reasonable access, upon reasonable notice and during normal business hours, to all contracts, documents, Records and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Company. The Company shall cause its personnel, attorneys and accountants to provide assistance to Buyer in Buyer's investigation of matters relating to the purchase of the Shares, including allowing Buyer and their authorized agents and representatives access to the Operating Sites and data processing facilities; provided, however, that Buyer's investigation shall be under the general coordination of the Company and shall be conducted in a manner which does not unreasonably interfere with the Company's normal operations, customers, and employee relations.

     (b) Buyer will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained pursuant to Section 4.9(a) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

     Section 4.10. Regulatory Matters; Third Party Consents. (a) The parties to this Agreement shall cooperate with each other and use their reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. If any required consent of or waiver by any third party (excluding any Governmental Authority) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other (except as provided in Article VI hereof), shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Buyer, the Company or the Shareholders, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide any party to this Agreement with a right to review any information provided to any
Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer, the Company and the Shareholders shall each act reasonably and as promptly as practicable.

     (b) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, the Company or any Shareholder to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

     (c) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     Section 4.11. Notification of Certain Matters. (a) Each party to this Agreement shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event or existence of any condition to such party's knowledge that has caused or is reasonably expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) to such party's knowledge, any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In connection with the Closing, the Company, the Shareholders and Buyer will promptly supplement or amend the various Schedules to this Agreement, subject to the reasonable review and approval thereof by the other parties hereto, to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. The parties' right to reasonable review and approval of supplements or amendments to the Schedules shall not include the right to reject any supplement or amendment containing factual information which renders such Schedules more correct or complete. No such supplement or amendment to the Schedules or notices shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V hereof or compliance by any party hereto with its covenants and agreements set forth herein, or for any other purpose hereunder, but shall be deemed to modify the Schedules and the Agreement from and after the Closing.

     (b) During the period from the date of this Agreement to the Closing Date, the Company will, upon request, cause one or more of its designated representatives to periodically confer with representatives of Buyer and to report the general status of the ongoing operations of the Company. The Company will promptly notify Buyer of any material change in the conduct of its business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company, and will keep Buyer fully informed of such events.

     Section 4.12. Expenses. Except as otherwise expressly provided herein, Buyer, on the one hand, and the Shareholders, on the other hand, shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby; provided that fees of counsel to the Company incurred in connection with the transactions contemplated hereby that are fully accrued on the Closing Balance Sheets may be charged to the Company.

     Section 4.13. Third Party Proposals. None of the Company, the Shareholders, or any of their respective Affiliates and agents shall directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, the Company or any merger or business combination with the Company other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. The Company, the Shareholders and any of their respective Affiliates and agents shall notify Buyer within one Business Day if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of the Company, the Shareholders or any of their respective Affiliates and agents. The Company and the Shareholders shall, and shall cause their respective Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to such Persons by the Company, the Shareholders or any of their respective Affiliates or agents returned to the Company promptly. None of the Company, the Shareholders or any of their respective Affiliates shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Company and the Shareholders shall cause their respective officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 4.13.

     Section 4.14. Voting of Shares. During the period from the date of this Agreement and continuing through the Closing Date, and except as otherwise provided herein, none of the Shareholders shall (a) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (b) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, transfer or other disposition of any of its Shares or (c) vote his shares in favor of any Acquisition Proposal or any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Shareholders hereunder or that would result in any of the conditions set forth in Sections 5.2 or 5.3 not being fulfilled.

     Section 4.15. Updating Financial Statements. The Company shall deliver to Buyer, as soon as they are available, copies of the unaudited interim statements of financial condition and related statements of operation, changes in stockholders' equity and cash flows of the Company at or for the period ending September 30, 1998; the balance sheets referred to above (including the related notes, where applicable) shall present fairly the financial position of the Company as of the date thereof; the other financial statements referred to above shall present fairly (subject to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such balance sheets and statements (including the related notes, where applicable) shall comply in all material respects with applicable accounting requirements with respect thereto; and each of such balance sheets and financial statements (including the related notes, where applicable) shall have been prepared in accordance with GAAP consistently applied during the periods involved (excepted for the absence of notes).


                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION
                                OF SHARE PURCHASE

     Section 5.1. Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the following conditions, any of which may be waived in writing by Buyer:

     (a) Each of the representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 5.1(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Company Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to materiality and Company Material Adverse Effect exceptions do not represent in the aggregate a Company Material Adverse Effect;

     (b) The Company and the Shareholders shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

     (c) Each of NA and NIG shall have delivered to Buyer a certificate, dated as of the Closing Date, signed on behalf of NA or NIG, as the case may be, by John G. Noddings, its Managing Director confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 5.1;

     (d) Each of the Shareholders shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by such Shareholder confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this
Section 5.1;

     (e) Buyer shall have received the opinion of Gardner, Carton & Douglas, Company's counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(e);

     (f) John G. Noddings, Thomas C. Noddings and Susan C. Christoph shall each have duly executed and delivered his or her respective Employment Agreement;

     (g) Buyer shall have received the consent of Altschuler, Melvoin and Glasser, LLP to use its audit reports relating to the Company Financial Statements in any filings or reports required to be made by Buyer with the SEC.

     (h) The Approved Managed Asset Amount shall be equal to or greater than 75% of the Initial Managed Asset Amount.

     (i) All oral agreements to which the Company is a party shall have been terminated without liability to the Company or shall have been superseded by written agreements containing the same material terms as such oral agreements and in a form acceptable to Buyer.

     (j) NA and NIG shall have delivered the NA Bill of Sale and Assignment and the NIG Bill of Sale and Assignment to CC and CAMC, respectively, and shall have executed and delivered such other instruments of conveyance, transfer and assignment as shall be satisfactory to Buyer in its sole discretion.

     (k) Thomas C. Noddings, NA and NIG, as appropriate, shall have entered into a Reimbursement Agreement in the Form of Exhibit B-1 attached hereto (the "Reimbursement Agreement" and, collectively, the "Reimbursement Agreements") with each limited partnership listed in Schedule 5.1(k) and shall have paid (or shall direct the payment out of the Closing Purchase Consideration) to the limited partnerships named in Schedule 5.1(k) the respective amounts set forth in Schedule 5.1(k) in accordance with the terms of the Reimbursement Agreement.

     (l) NIG shall have prepared and delivered to Buyer for mailing written notices to each of the limited partners of the limited partnerships listed in
Schedule 5.1(k) in the form attached hereto as Schedule 5.1(l).

     Section 5.2. Conditions to the Company's and the Shareholders' Obligations. The obligation of the Company or the Shareholders to consummate the transaction contemplated hereby shall be subject to the following conditions, which may be waived in writing by the Company and the Shareholders respectively as to themselves:

     (a) Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the

Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 5.2(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Buyer Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to knowledge, materiality, and Buyer Material Adverse Effect exceptions do not represent in the aggregate a Buyer Material Adverse Effect;

     (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

     (c) Buyer shall have delivered to the Company and Shareholders a certificate, dated as of the Closing Date, signed on behalf of Buyer by its Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 5.2;

     (d) The Company shall have received the opinion of either internal counsel of the Buyer or LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.2(d);

     (e) The Buyer shall have duly executed and delivered the Employment Agreements and they shall not have been breached or terminated by Buyer; and

     (f) The Buyer shall have executed the Closing Letter Agreement in the form of Exhibit 5.2(f).

     (g) The Buyer shall have executed and delivered Assumption Agreements to NA and NIG with respect to the Assumed Liabilities.

     Section 5.3. Mutual Conditions. The obligations of each party to this Agreement to consummate the transaction contemplated hereby shall be subject to the following conditions, any of which may be waived in writing by both the Company and the Shareholders respectively as to themselves, on the one hand, and Buyer, on the other hand:

     (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

     (b) All consents, waivers, authorizations and approvals required from all Governmental Authorities to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

     (c) The parties shall have executed and delivered the agreements referred to in Section 4.5.


                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. Survival of Representations, Warranties and Covenants. All representations and warranties of the parties contained in this Agreement, including any schedules made a part hereof, and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing or the Closing Date, shall survive the transactions contemplated hereby for a period of two years following the Closing Date; provided, however, that the representations and warranties of the Company and the Shareholders contained in Section 8.1 shall survive the transactions contemplated hereby for a period from the Closing Date until the expiration of the applicable statutory period of limitations. Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Closing shall survive the transactions contemplated hereby indefinitely or for such lesser period of time as may be specified therein.

     Section 6.2. Obligations of the Company and the Shareholders. From and after the Closing Date, each of NA, NIG, Thomas C. Noddings and John G. Noddings hereby agrees, jointly and severally, to indemnify, defend and hold harmless Buyer and their respective employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of the Company or the Shareholders made in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (a), the accuracy of the representations and warranties made by the Company or the Shareholders shall be determined without giving effect to the qualifications to such representations and warranties concerning materiality or Company Material Adverse Effect); (b) any breach or nonperformance of any of the covenants or other agreements made by the Company or the Shareholders in or pursuant to this Agreement; (c) the investment by any Investment Advisory Account in the SFX Warrants; (d) any fees payable to Brian Smith or his employer in connection with the transactions contemplated hereby; and (e) the Retained Liabilities, including without limitation all Losses (including all attorneys' fees, expenses and other costs as they are incurred) arising from the litigation styled Noddings Investment Group, Inc. and Noddings Warrant Limited Partnership v. Capstar Communications,

Inc. pending in the Court of Chancery for the State of Delaware in and for New Castle County. Without limiting the foregoing, each of Thomas C. Noddings and John G. Noddings hereby waives any claim for contribution or indemnity from Buyer and their respective employees, officers, partners and other Affiliates with respect to any and all Losses incurred or to be incurred by any Indemnified Party that are indemnified pursuant to this Section 6.2.

     Section 6.3. Obligations of Buyer. From and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless the Company and the Shareholders and their respective employees, officers, directors, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from:
(a) any inaccuracy in or breach of any of the representations and warranties of Buyer made in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (a), the accuracy of the representations and warranties made by Buyer shall be determined without giving effect to the qualifications to such representations and warranties concerning knowledge, or materiality, (b) any breach or nonperformance of any of the covenants or other agreements made by Buyer in or pursuant to this Agreement and (c) the failure to pay or discharge any of the Assumed Liabilities.

     Section 6.4. Procedure.

          (a) Notice of Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 6.2 or 6.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VI by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

          (b) Defense. Except as otherwise provided herein, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice to any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon advice of its outside legal counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to direct the defense of such Third Party Claim with the participation of the Indemnifying Party. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

          (c) Settlement. If a settlement offer solely for money damages is made by a third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indemnifying Party's willingness to settle or compromise such Third Party Claim and (ii) the aggregate Losses of the Indemnified Party with respect to such claim.

          (d) Miscellaneous. The procedures set forth in Section 6.4(a)-(c) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

          (e) Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give prompt written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 6.2 or 6.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim subject to the limitation of the survival period; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VI by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.

     Section 6.5. Survival of Indemnity. Any matter as to which a claim has been asserted by formal notice pursuant to Section 6.4 and within the time limitation applicable by reason of Section 6.1 that is pending or unresolved at the end of any applicable limitation period under this Article VI or Applicable Law shall continue to be covered by this Article VI notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration date set forth in Section 6.1 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

     Section 6.6. Minimum Losses. Except for Losses arising out of, attributable to or resulting from any failure by the Shareholders to comply with Section 1.5, no party shall have any right to obtain indemnification under this Agreement until aggregate Losses of such party and its Affiliates (for purposes of this section the Shareholders shall be deemed to be an Affiliate) and the successors and assigns of such party and its Affiliates exceed $50,000, after which time the aggregate amount of Losses in excess of such amount shall be recoverable in accordance with the terms hereof.

     Section 6.7. Maximum Indemnification. Except for Losses arising out of, attributable to or resulting from any failure by Seller to comply with Section 1.5, no party shall have any right to obtain an indemnification payment under this Agreement to the extent amounts received by such party and its Affiliates and the successors and assigns of such party and its Affiliates as indemnification payments hereunder exceed the Total Purchase Consideration minus the net amount of income taxes paid by Shareholders with respect to the Total Purchase Consideration that is nonrefundable after giving effect to any indemnification payments hereunder.

     Section 6.8. Setoff Against Holdback Amount and Contingent Consideration. The Buyer shall have the option of recouping all or any part of any Losses it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 6) by notifying the Company that the Buyer are reducing the Contingent Consideration which may be payable to the Company pursuant to Section
1.7 hereof. In any such case, the Buyer shall specify how such reduction shall be applied in its notice to the Company.

     Section 6.9. Exclusive Remedy. The remedies set forth in this Article VI shall be the exclusive remedies for the Buyer, the Company and the Shareholders with respect to any Loss for which indemnification is provided to such party hereunder but shall not preclude any assertion by Buyer or Shareholders, as the case may be, of any causes of action for fraud or specific performance in situations in which only equitable relief would be suitable to address the injury or potential injury. Nothing in this Article VI shall limit the remedies available to an Indemnified Party to enforce its right to indemnification.


                                   ARTICLE VII

                                   TERMINATION

     Section 7.1. Termination. (a) This Agreement may be terminated prior to the Closing as follows:

          (i) by written consent of the Shareholders, the Company and Buyer;

          (ii) by the Company and the Shareholders on the one hand or Buyer on the other hand if a condition to the terminating party's obligation to close set forth in Section 5.3 (or 5.1 or 5.2, as the respective case may be) cannot be satisfied prior to the date set forth in Section 7.1(a)(iv) below unless caused by the breach of any covenant or agreement under this Agreement (x) by any of the Company or the Shareholders, in the case of a termination by the Company and the Shareholders, or (y) by Buyer, in the case of termination by Buyer;

          (iii) by the Company and the Shareholders on the one hand or Buyer on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company or the Shareholders, in the case of a termination by Buyer, or on the part of Buyer, in the case of a termination by the Company and the Shareholders, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; and

          (iv) by Buyer on the one hand or the Company and the Shareholders on the other hand, if the Closing has not occurred on or before March 31, 1999;

     Notwithstanding Section 7.1(a)(ii)-(iv) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 7.1(a)(ii)-(iv).

     (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 7.2.

     Section 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 4.8 and 4.12. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.


                                  ARTICLE VIII

                                   TAX MATTERS

     Section  8.1.  Tax  Representations.   The  Company  and  the  Shareholders
represent and warrant to Buyer as of the date hereof that:

     (a) Except as set forth on Schedule 8.1(a), all material Tax Returns of the Company with respect to federal income taxes or any state Taxes required to be filed on or before the Closing Date have been filed or will be timely filed on or before the Closing Date in accordance with all applicable laws, and all such Tax Returns are true, correct and complete in all material respects;

     (b) The Company has timely paid all Taxes shown to be due on the Tax Returns described in Section 8.1(a);

     (c) The Company has made adequate provision in the Company Financial Statements for all federal income taxes and all state Taxes payable by the Company for all periods reflected therein;

     (d) Except as set forth on Schedule 8.1(d), there is no action, suit, proceeding, investigation, assessment, adjustment, audit or claim now proposed or pending against or with respect to the Company in respect of any Tax;

     (e) Except as set forth on Schedule 8.1(e), there are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of the Company;

     (f) The Tax Returns of NA and NIG with respect to federal income taxes and Illinois income taxes through the years ended December 31, 1990 and 1991, respectively have been examined and the examination concluded or are Tax Returns with respect to which the applicable period for assessment, giving effect to waivers and extensions, has expired;

     (g) There are no liens for Taxes upon the assets of the Company except for liens for current Taxes not yet due;

     (h) The Company is not subject to withholding under Section 1445 of the Code with respect to any of the transactions contemplated hereby;

     (i) Except as set forth on Schedule 8.1(j), the Company has never been a member of any affiliated, consolidated, combined or unitary group or been a party to any tax sharing agreement or arrangement;

     (j) Each of NA and NIG made a valid election to be treated as an S corporation under the Code (and corresponding Illinois law) to which all persons whose consent was required gave such consent and such election became effective for each of NA and NIG's respective tax years beginning 1984 and 1987, respectively, and each of NA and NIG is, and has been since such date, an S corporation (as defined in Section 1361 of the Code).

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by all the parties hereto. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

     Section 9.2. Entire Agreement. This Agreement (including Schedules, certificates, lists and documents referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof. The Stock Purchase Agreement is hereby terminated in its entirety and shall be of no further force or effect.

     Section 9.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     Section 9.4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 9.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) mailed by certified or registered mail (return receipt requested) or (c) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any Shareholder:

c/o Noddings & Associates, Inc.
Two Mid America Plaza, Suite 920
Oakbrook Terrace, Illinois  60181
Attention:  John G. Noddings

If to the Company:

Noddings & Associates, Inc. and Noddings Investment Group, Inc.
Two Mid America Plaza, Suite 920
Oakbrook Terrace, Illinois  60181
Attention:  John G. Noddings

In each case with copies to:

Gardner, Carton & Douglas
321 North Clark Street
Suite 3400
Chicago, Illinois  60610
Attention:  Stephen A. Tsoris

If to Buyer:

Conning & Company and Conning Asset Management Company
c/o Conning Corporation
700 Market Street, Suite H-26
St. Louis, MO  63101
Telecopy:  (314) 444-0727
Attention:  Fred M. Schpero

With copies to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Goodwin Square, 13th Floor
225 Asylum Street
Hartford, CT  06103
Telecopy:  (860) 293-3555
Attention:  Thomas L. Fairfield

     Section 9.6. Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto; provided that the Company may assign any of its rights hereunder to the Shareholders, except that no assignment by the Company shall relieve the Company of any of its obligations hereunder.

     Section 9.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     Section 9.8. Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

     Section 9.9. Arbitration. Any claim or dispute arising out of or relating to this Agreement which is not settled by the parties within sixty days after notice thereof is first given by any party to the others shall be finally settled under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitration shall be conducted in the City of St. Louis, Missouri, by a panel of three arbitrators, selected by the AAA. Any arbitration hereunder shall be governed by the Untied States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

     Section 9.10. Specific Performance. The Company, the Shareholders and Buyer each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed after the Closing Date have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

     Section 9.11. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES AND ANY RIGHT TO SEEK PUNITIVE DAMAGES.

     Section 9.12. Guaranty. Conning Corporation hereby guarantees the prompt performance by Buyer of their covenants and obligations hereunder. In the event of non-performance by Buyer of any of their covenants or obligations hereunder, Conning Corporation shall promptly perform such covenants and obligations.

                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the date first above written.


BUYER:                                        COMPANY:

CONNING & COMPANY                             NODDINGS & ASSOCIATES, INC.


By:                                            By:
      Name:                                          Name:
      Title:                                         Title:


CONNING ASSET MANAGEMENT                       NODDINGS INVESTMENT GROUP, INC.
COMPANY


By:                                            By:
      Name:                                          Name:
      Title:                                         Title:


GUARANTOR:                                     SHAREHOLDERS:

CONNING CORPORATION


By:
      Name:                                    JOHN G. NODDINGS
      Title:


                                               THOMAS C. NODDINGS



                                               EDNA F. NODDINGS

                                    EXHIBITS

                                    SCHEDULES




                                       58